                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           INTERLEUKIN GENETICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                           INTERLEUKIN GENETICS, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

                                          N/A
        ------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

                                          N/A
        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                          N/A
        ------------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

                                          N/A
        ------------------------------------------------------------------------

     5)  Fee paid previously with preliminary materials:

                                          N/A
        ------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

                                          N/A
        ------------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

                                          N/A
        ------------------------------------------------------------------------

     3)  Filing Party:

                                          N/A
        ------------------------------------------------------------------------

     4)  Date Filed:

                                          N/A
        ------------------------------------------------------------------------

     5)  Total fee paid:

                                          N/A
        ------------------------------------------------------------------------

                           INTERLEUKIN GENETICS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Interleukin Genetics, Inc. (the "Company") will be held on Friday, June 15, 2001, at 10:00 a.m., Eastern Time, at the Company's executive offices, located at 135 Beaver Street, Waltham, Massachusetts 02452, for the following purposes:

     1. To elect two (2) directors to serve until the 2004 Annual Meeting or until their successors are elected and have qualified;

     2. To ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 2001; and

     3. To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof. The Board of Directors is presently unaware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

     More information regarding the above matters is set forth in the Proxy Statement that accompanies this Notice.

     The Board of Directors of the Company has fixed the close of business on May 10, 2001, as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting will be maintained at the Company's principal executive offices during ordinary business hours for a period of ten (10) days prior to the meeting. The list will be open to the examination of any stockholder for any purpose germane to the meeting during this time. The list will also be produced at the time and place of the meeting and will be open during the whole time thereof.

                                          By Order of the Board of Directors,

                                          PHILIP R. REILLY
                                          Chairman of the Board and Chief
                                          Executive Officer

Waltham, Massachusetts
May 17, 2001

                                   IMPORTANT

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

                           INTERLEUKIN GENETICS, INC.
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 15, 2001

GENERAL INFORMATION

     This Proxy Statement and the accompanying proxy are furnished to the stockholders of Interleukin Genetics, Inc., a Delaware corporation (the "Company", "ILGN", "we", "us" or "our"), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting" or "Meeting") to be held on June 15, 2001, at 10:00 a.m., Eastern Time, at the Company's executive offices, located at 135 Beaver Street, Waltham, Massachusetts 02452. If the Meeting is continued or postponed for any reason, the proxies can be used at the continuation or new date for the purposes defined in the preceding Notice of Annual Meeting of Stockholders. Properly executed proxies received at, or prior to the Meeting will be voted.

     Only holders of record of the Company's common stock, $0.001 par value per share ("Common Stock"), at the close of business on May 10, 2001 (the "Record Date") are entitled to vote at the Annual Meeting. On that date there were
outstanding and entitled to vote                shares of Common Stock, each of
which is entitled to one vote per share.

     The Annual Report to Stockholders for the year ended December 31, 2000, has been or is being furnished with this Proxy Statement, which is being mailed on or about May 17, 2001, to the holders of record of Common Stock on the Record Date. The Annual Report to Stockholders does not constitute a part of the proxy materials.

VOTING AND PROXY PROCEDURES

     Stockholders are urged to specify their choices on the proxy, but if no choice is specified, eligible shares will be voted FOR the election of the two nominees for director named in this Proxy Statement and FOR ratification of the appointment of Arthur Andersen LLP as our independent public accountants for the fiscal year ending December 31, 2001. At the date of this Proxy Statement, we know of no other matters which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote in accordance with their best judgment.

     You retain the right to revoke your proxy at any time up to and including the time of the Annual Meeting by filing a later-dated proxy or by written notice filed with our Secretary at our executive offices or by voting your shares in person at the Annual Meeting. Our executive offices are located at 135 Beaver Street, Waltham, Massachusetts 02452.

     A quorum of stockholders is required to hold a valid meeting. If the holders of a majority of the total shares of Common Stock entitled to vote are either present in person or represented by proxy, then a quorum will exist. Abstentions and broker non-votes are each included in the number of shares present at the Annual Meeting for purposes of establishing a quorum. The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote is required for the election of directors and thus, abstentions and broker non-votes have no effect on the outcome of the election of directors. The appointment of Arthur Andersen LLP as the independent public accountants for the fiscal year ending December 31, 2001 requires the affirmative vote of a majority of the total shares of Common Stock present in person or represented by proxy and entitled to vote and, therefore, abstentions will have the same effect as a vote against that proposal. Broker non-votes will not be included in the vote totals and, therefore, will have no effect on the outcome of a proposal.

     The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited by our directors, officers and employees, without additional compensation (other than reimbursement of out-of-pocket expenses), by personal interview, telephone, telegram or otherwise. Arrange-ments will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners of Common Stock. We will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them.

                           OWNERSHIP OF COMMON STOCK
          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table outlines certain information regarding stockholders a) who are known to us to beneficially own at least 5% of our Common Stock, b) who are our directors, or nominees for director, c) who are named in the Summary Compensation Table and d) all of our directors and executive officers as a group. Such persons have sole voting power and sole dispositive power with respect to all shares set forth in the table unless otherwise specified in the footnotes to the table.

                                                                 AMOUNT
                                                               AND NATURE
                                                              OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                         OWNERSHIP      PERCENT(2)
---------------------------------------                       -------------    ----------
Special Situations Fund.....................................    1,800,000(3)      8.53%
  153 E 53rd Street, 55th Floor
  New York, NY 10022
Hathaway and Associates LTD.................................    1,743,500         8.50%
  119 Rowayton Avenue
  Rowayton, CT 06853
Cathy Fine..................................................    1,641,000(4)      7.70%
  131 Talmadge Hill Road
  New Canaan, CT 06840
Stephen Garofalo............................................    1,510,967         7.37%
  6 Teal Court
  New City, NY 10956
Gary L. Crocker.............................................    1,250,000(5)      6.05%
Kenneth S. Kornman..........................................    1,110,204(6)      5.39%
The Tailwind Fund Ltd. .....................................    1,064,407(7)      5.13%
  Windemere House
  404 E. Bay Street
  P. O. Box 555539
  Nassau, Bahamas
Edward M. Blair, Jr. .......................................      470,000(8)      2.29%
Philip R. Reilly............................................      429,534(9)      2.05%
Thomas A. Moore.............................................      163,054(10)        *
Fenel M. Eloi...............................................       38,665(11)        *
Paul (Kip) M. Martha........................................       20,000(12)        *
John Garofalo...............................................       25,000(13)        *
All executive officers and directors as a group (eight
  persons, including the executive officers and directors
  listed above).............................................    3,506,457(14)    16.44%

---------------
  *  Less than 1%

 (1) Except as otherwise noted, the street address of the named beneficial owner is care of Interleukin Genetics, Inc. 135 Beaver Street, Waltham MA 02452.

 (2) Based on a total of 20,500,529 shares of Common Stock issued and outstanding on March 31, 2001.

 (3) Reflects 990,000 shares beneficially owned by Special Situations Fund III L.P. of which 330,000 shares are issuable pursuant to warrants; 480,000 shares beneficially owned by Special Situations Private Equity Fund L.P. of which 160,000 are issuable pursuant to warrants; 330,000 shares beneficially owned by Special Situations Cayman Fund L.P. of which 110,000 are issuable pursuant to warrants.

 (4) Includes 803,000 shares of Common Stock issuable pursuant to a warrant held by Ms. Fine.

 (5) Includes 1,000,000 shares owned by Crocker Enterprises LLC, of which Mr. Crocker is the President. Mr. Crocker disclaims beneficial ownership of these shares. Includes 50,000 shares of Common Stock issuable pursuant to options held by Mr. Crocker.

 (6) Includes 918,723 shares of Common Stock held by a limited partnership of which Dr. Kornman is a general partner. As such, Dr. Kornman may be deemed the beneficial owner of such shares. Dr. Kornman disclaims beneficial ownership of such shares. Includes 94,031 shares of Common Stock issuable pursuant to options held by Dr. Kornman and 20,000 shares of Common Stock issuable pursuant to warrants held by Dr. Kornman.

 (7) Includes 264,407 shares of Common Stock issuable pursuant to warrants.

 (8) Includes 100,000 shares of Common Stock held in trusts, of which Mr. Blair is a co-trustee, and as such may be deemed the beneficial owner of such shares. Mr. Blair disclaims beneficial ownership of these shares. Includes 50,000 shares of Common Stock issuable pursuant to options held by Mr. Blair.

 (9) Includes 428,534 shares of Common Stock issuable pursuant to options held by Dr. Reilly.

(10) Includes 85,000 shares of Common Stock issuable pursuant to options and 15,000 shares of Common Stock issuable pursuant to warrants held by Mr. Moore.

(11) Includes 36,665 shares of Common Stock issuable pursuant to options held by Mr. Eloi.

(12) Includes 20,000 shares of Common Stock issuable pursuant to options held by Dr. Martha.

(13) Includes 25,000 shares of Common Stock issuable pursuant to options held by Dr. Garofalo.

(14) Includes 100,000 shares of Common Stock held in trusts of which an executive officer or director is a co-trustee, 1,918,723 shares of Common Stock held by limited partnerships of which an executive officer or director is a partner, 789,280 shares of Common Stock issuable pursuant to options, 35,000 shares of Common Stock issuable pursuant to warrants.
                   MATTERS TO COME BEFORE THE ANNUAL MEETING
                       PROPOSAL 1: ELECTION OF DIRECTORS

     The two directors assigned to Class I have been nominated to serve for a three-year term or until their successors are elected and have qualified. Both of the nominees named below are now directors of the Company. The nominees have consented to be named and have indicated their intent to serve if elected.

     The table below provides information about each nominee and about each director whose term continues after the meeting.

NOMINEES FOR TERM EXPIRING IN 2004:

  Class I

                                                    POSITIONS AND OFFICES           SERVED AS A
NAME                                  AGE              WITH THE COMPANY            DIRECTOR SINCE
----                                  ---           ---------------------          --------------
Philip R. Reilly....................  53     Chairman of the Board of Directors         1998
                                             and Chief Executive Officer
John Garofalo.......................  46     Director                                   2000

DIRECTORS WHOSE TERM EXPIRES IN 2002:

  Class II

                                                    POSITIONS AND OFFICES           SERVED AS A
NAME                                  AGE              WITH THE COMPANY            DIRECTOR SINCE
----                                  ---           ---------------------          --------------
Kenneth S. Kornman..................  53     President, Chief Scientific Officer        1986
                                             and Director
Thomas A. Moore.....................  50     Director                                   1997

DIRECTORS WHOSE TERM EXPIRES IN 2003:

  Class III

Edward M. Blair, Jr. ...............  58     Director                                   1999
Gary L. Crocker.....................  49     Director                                   1999

     Biographical information on the nominees is contained in the section titled "Further Information -- Board of Directors and Executive Officers" beginning on page 6. Mr. Garofalo was elected to the Board pursuant to a private placement the Company conducted in January 2000. Messrs. Blair and Crocker were elected to the Board pursuant to a private placement the Company conducted in June 1999.

     It is the intention of the people named in the enclosed proxy card to vote the proxy for the election of the nominees. We do not contemplate that either of the nominees will become unavailable for any reason, but if they did become unavailable before the meeting, proxies that do not withhold authority to vote for directors will be voted for another nominee, or other nominees, in accordance with the best judgment of the person or persons appointed to vote the proxy.

     The enclosed form of proxy provides a means for the holders of Common Stock to vote for each of the nominees listed, to withhold authority to vote for one or both of the nominees or to withhold authority to vote for all nominees. Each properly executed proxy received in time for the Meeting will be voted as specified, or if a stockholder does not specify in his or her executed proxy how the shares represented by his or her proxy are to be voted, the shares will be voted for the nominees listed or for other nominees as provided above. The director nominees receiving the affirmative vote of a plurality of the total shares of Common Stock present in person or represented by proxy and entitled to vote will be elected as directors. Abstentions and broker non-votes will not be included in the vote totals and, therefore, will not affect the outcome of the election.

COMMITTEES OF THE BOARD OF DIRECTORS

     Our Company is managed under the direction of the Board of Directors. Our Board of Directors has established two standing committees: Audit and Compensation.

     The Audit Committee recommends to the Board of Directors the engagement of the independent auditors and reviews the independence of the auditors and the scope and results of our procedures for the adequacy of the system of internal accounting controls. The Audit Committee consists of three non-employee directors: Thomas A. Moore, Edward M. Blair, Jr. and Gary L. Crocker. For more information regarding our Audit Committee, see the section titled "Further Information -- Audit Committee Report to the Board of Directors."

     The Compensation Committee reviews our compensation philosophy and programs, exercises authority with respect to the payment of direct salaries and incentive compensation to our directors and officers and makes recommendations to the Board of Directors regarding stock option grants under the Company's 2000 Employee Stock Compensation Plan (the "Incentive Plan"). The Compensation Committee consists of three non-employee directors: Thomas A. Moore, Gary L. Crocker and John Garofalo.

MEETINGS OF THE BOARD OF DIRECTORS

     During 2000, the Board of Directors met six times and took action by unanimous written consent on six occasions. Both the Compensation Committee and the Audit Committee met once during 2000. Each of the directors of the Company attended at least 75% of the aggregate of the meetings of the Board of Directors and committees of which he was a member.

COMPENSATION OF DIRECTORS

     Directors who are not employees receive $500 in cash compensation for each meeting of the Board of Directors attended in person and an annual option grant of 25,000 shares of Common Stock.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
             OF THE INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTORS

                   PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of Arthur Andersen LLP to serve as our independent public accountants for the fiscal year ending December 31, 2001. Although stockholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the stockholders of the Company for ratification at the Annual Meeting. Arthur Andersen LLP has served as our independent public accountants for the past three years and is considered to be well qualified by our management. If the stockholders do not ratify the appointment of Arthur Andersen LLP, the Board of Directors may reconsider the appointment.

     AUDIT FEES. Arthur Andersen LLP billed aggregate fees of $40,000 for professional services rendered for (i) the audit of the Company's financial statements for the year ended December 31, 2000 and (ii) the review of the financial statements included in the Company's quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. No fees were billed by Arthur Andersen LLP for professional services during 2000 in connection with financial information systems design and implementation.

     ALL OTHER FEES. The aggregate of all other fees billed by Arthur Andersen LLP for professional services rendered during 2000 was $20,000. Those services included federal and state income tax compliance and return preparation.

     All audit and non-audit services provided by Arthur Andersen LLP are approved by the Company's Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining the independence of Arthur Andersen LLP.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

     Assuming the presence of a quorum, ratification of the appointment of Arthur Andersen LLP requires the affirmative vote of a majority of the total shares of Common Stock present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as votes against this proposal. Broker non-votes will not be included in the vote totals and, therefore, will have no effect on the outcome of this proposal. Proxies will be voted for or against such approval in accordance with specifications marked thereon, and if no specification is made, the proxies will be voted for such approval.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL
                TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP
                AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY
                 FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                              FURTHER INFORMATION

     BOARD OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     Set forth below is biographical and other information with respect to each director and executive officer of the Company as of March 31, 2001. The executive officers are elected by the Board of Directors and serve at the discretion of the Board.

NAME                                        AGE                         POSITION
----                                        ---                         --------
Philip R. Reilly..........................  53     Chairman of the Board of Directors and Chief
                                                   Executive Officer
Kenneth S. Kornman........................  53     President, Chief Scientific Officer and Director
Fenel M. Eloi.............................  42     Chief Operating Officer and Chief Financial
                                                   Officer
Paul (Kip) M. Martha......................  47     Chief Medical Officer
Thomas A. Moore...........................  50     Director(1)(2)
Edward M. Blair, Jr.......................  58     Director(1)
Gary L. Crocker...........................  49     Director(1)(2)
John Garofalo.............................  46     Director(2)

---------------
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

     PHILIP R. REILLY, M.D., J.D. became Interleukin Genetic's Chief Executive Officer in December of 1999. In June 1999, Dr. Reilly had accepted the positions of Chairman of the Board of Directors and Interim Chief Executive Officer of the Company. He became a Director of the Company in 1998. Prior to joining the Company as Chief Executive Officer, Dr. Reilly held the position of Executive Director of the Eunice Kennedy Shriver Center for Mental Retardation, Inc. ("Shriver"), a not-for-profit organization located in Massachusetts, a position he had held since 1990. Dr. Reilly has held numerous teaching positions, including Assistant Professor of Neurology at Harvard Medical School and Adjunct Professor of both Legal Studies and Biology at Brandeis University. He is a Past President (2000) of the American Society of Law, Medicine, and Ethics. From 1994-1997, he was on the Board of Directors of the American Society of Human Genetics. He is a current member of the American College of Medical Genetics, Massachusetts Bar Association, and American Association for the Advancement of Science. Dr. Reilly has served on many national committees chartered to explore public policy issues raised by advances in genetics. He is the author of four books and has published more than 100 articles in scholarly journals. Dr. Reilly holds a BA from Cornell University, a J.D. from Columbia University and an M.D. from Yale University.

     KENNETH S. KORNMAN, D.D.S., PH.D. is a co-founder, officer and Director of the Company and currently holds the positions of President and Chief Scientific Officer. Prior to founding the Company in 1986, he was a Department Chair and Professor at The University of Texas Health Science Center at San Antonio. He has also been a consultant and scientific researcher for many of the major oral care and pharmaceutical companies. Dr. Kornman currently holds academic appointments at The University of Texas Health Science Center and Harvard University. Dr. Kornman holds six patents in the pharmaceutical area, has published two books and more than 100 articles and abstracts and has lectured and consulted worldwide on the transfer of technology to clinical practice. Dr. Kornman holds a BA in Economics from Duke University. He obtained a D.D.S. from Emory University. Dr. Kornman also holds an MS (Periodontics) and a Ph.D. (Microbiology) from the University of Michigan.

     FENEL M. ELOI is currently the Chief Operating Officer and Chief Financial Officer of the Company, positions he has held since June of 2000. Prior to joining Interleukin Genetics, Mr. Eloi was Senior Vice President and Chief Financial Officer for LifeCell Corporation since 1999. Before joining LifeCell, he was employed at Genome Therapeutics Corporation, where he served as Corporate Controller from 1989 to 1991, and as Senior Vice President and Chief Financial Officer from 1991 to 1999. From 1984 to 1989, Mr. Eloi held the position of Business Unit Financial Manager at GTE/Verizon Corporation. He also held various positions at Haemonetics Corporation and Simplex Corporation. Mr. Eloi has an MBA from Anna Maria College in Paxton, Massachusetts, as well as a BA from Lee University in Cleveland, Tennessee.

     PAUL (KIP) M. MARTHA, JR., M.D., joined the Company in November 2000 as its Vice President for Clinical R&D and Chief Medical Officer. Prior to joining Interleukin, Dr. Martha served as Vice President in the Department of Clinical R&D at PRAECIS Pharmaceuticals, Inc., a position he held for almost three years. From 1993-1998, he held various senior-level positions at Genentech, Inc., including Director of Endocrinology, one of the company's four therapeutic focus areas. Prior to joining Genentech, Dr. Martha served on the medical school faculties of the Tufts University School of Medicine, and the University of Virginia Health Sciences Center. The author or co-author of over 100 published articles, book chapters and abstracts in the medical literature, Dr. Martha has also delivered invited presentations and lectures at numerous medical schools, hospitals, and scientific meetings throughout the United States and Europe. He received his M.D. from the University of Connecticut School of Medicine and his BS from Trinity College.

     THOMAS A. MOORE became a Director of the Company in 1997. Mr. Moore is the Chief Executive Officer and President of Nelson Communications Worldwide, one of the largest providers of health care marketing services globally and a division of Publicis Groupe, S.A. Prior to joining Nelson Communications as President in 1996, Mr. Moore was President of Procter & Gamble's $3 billion worldwide prescription and over-the-counter healthcare business and Group Vice President of the Procter & Gamble Company. He joined Procter & Gamble in 1973 and held positions of increasing responsibility in the company's cleaning products, beauty care, Richardson-Vicks and personal care divisions. He is Chairman of the American Health Foundation -- a non-profit organization that researches the nutritional and environmental factors in cancer and other diseases. Mr. Moore holds a BA (History) from Princeton University.

     GARY L. CROCKER became a Director of the Company in 1999. Mr. Crocker has served as President of Crocker Ventures, LLC, a private venture capital firm, since 1997, and as Chairman of the Board of ARUP Laboratories, a privately held specialty diagnostic testing firm, since January 1999. From 1983 to 1997, Mr. Crocker served as the President and CEO of Research Medical, Inc., a manufacturer of cardiovascular specialty devices, which was acquired by Baxter International in 1997. He also served as a Director of Theratech, Inc. from 1984 until its acquisition by Watson Pharmaceuticals in 1999. Mr. Crocker serves as Vice-Chairman of the University of Utah Board of Trustees, and on the Budget and Finance Committee of the University of Utah Hospital Board. Mr. Crocker holds a BA (Economics) and MBA from Harvard University.

     EDWARD M. BLAIR, JR. became a Director of the Company in 1999. Mr. Blair is a principal with the investment banking firm William Blair & Company, L.L.C., Chicago, Illinois. His focus for the last five years has been healthcare where he has worked on a series of financing transactions in the healthcare industry. Mr. Blair served as a trustee for Chicago Dock & Canal Trust from 1986 through 1997 and as a director of Research Medical, Inc. from 1984 and 1998. Mr. Blair is on the Board of the University of Chicago Hospital where he is head of the audit committee and is Chairman of the Chicago Zoological Society. He also serves on the Board of the Pullman Foundation. Mr. Blair holds a BA (Political Science) from Stanford University and an MBA from Harvard University.

     JOHN GAROFALO, M.D. became a Director of the Company in June of 2000. Dr. Garofalo has had a private practice in Obstetrics and Gynecology in Norwalk, Connecticut for 17 years. He maintains a license to practice in both Connecticut and New York. Dr. Garofalo did his residency at Beth Israel Medical Center in New York. He received his M.D. from New York Medical College, and his BA in Biology from New York University. Dr. Garofalo was certified as a diplomat of the American Board of Obstetrics and Gynecology in 1985, and has continued on the Board, having been most recently re-certified in 2000. He has also been a member of several medical societies including the American Medical Association, the Fairfield County Medical Society and the Connecticut State Medical Society. He holds a Senior Attending appointment at Norwalk Hospital in Norwalk, Connecticut, as well as committee memberships on that hospital's Executive Committee and Quality Improvement Committee.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following Report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE REPORT TO THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors of the Company serves as the representative of the Board for general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. Our management has primary responsibility for preparing the financial statements and our financial reporting process. Our independent accountants, Arthur Andersen LLP, are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. Our Board of Directors, in its business judgment, has determined that all members of the Audit Committee are "independent" as required by applicable listing standards of the National Association of Securities Dealers.

     The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2000 Annual Report on Form 10-K with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by the Statement on Auditing Standards No. 61, "Communication with Audit Committees". In addition, the Company's independent accountants provided to the Audit Committee the written disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with independent accountants their independence.

     In reliance on the discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the SEC.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                GARY L. CROCKER
                                THOMAS A. MOORE
                              EDWARD M. BLAIR, JR.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for making all compensation decisions for the named executives including determining base salary and annual incentive compensation amounts and making recommendations to the Board of Directors regarding stock options and other stock-based compensation under our 2000 Employee Stock Compensation Plan (the "Incentive Plan").

  Overall Objectives of the Executive Compensation Program

     The purpose of our compensation plan is to attract, retain and motivate key management employees. It is our philosophy to pay our executives at levels commensurate with both Company and individual performance. A primary consideration in developing our executive compensation programs is to link the long-term financial interests of executives with those of the Company and its stockholders. The Compensation Committee reviews compensation for comparable organizations in order to establish the Company's total compensation program and determine awards under the Incentive Plan.

     In 2000, the total compensation program for our top executives, approved by the Company's Board of Directors, consisted of a base salary for each of such executives.

  Base Salary Program

     It is the Company's policy to establish salaries at a level approximating the average of the competitive levels in comparable organizations and to provide annual salary increases reflective of the executive's performance, level of responsibility and position with the Company.

  Annual Incentive

     Each year, the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive. Factors considered include revenue growth, net profitability and cost control. The Compensation Committee does not utilize formalized mathematical formulae, nor does it assign weightings to these factors. The Compensation Committee, in its sole discretion, determines the amount, if any, of incentive payments to each executive. The Compensation Committee believes that the Company's growth in revenue and profitability requires subjectivity on the part of the Committee when determining incentive payments. The Compensation Committee believes that specific formulae restrict flexibility.

  Equity Incentive Plan

     In 2000, we adopted the Incentive Plan which permits us to make grants of stock options, stock appreciation rights or restricted stock awards as part of our overall incentive compensation program. The Incentive Plan is intended to attract, retain and motivate key management personnel and to align the interest of the executives with those of stockholders. The overall long-term incentive grant levels are established by reviewing the number of shares reserved for such plans by comparable organizations. Individual long-term incentive grants are based on the employee's position and responsibility level.

  Section 162(m)

     Section 162(m) of the Code currently imposes a $1 million limitation on the deductibility of certain compensation paid to each of our five highest paid executives. Excluded from this limitation is compensation that is "performance based." For compensation to be performance based it must meet certain criteria, including being based on predetermined objective standards approved by stockholders. In general, we believe that compensation relating to options granted under the Incentive Plan should be included in the $1 million limitation calculation. Compensation relating to our incentive compensation awards do not currently qualify for exclusion from the limitation, given the discretion that is provided to the Committee in establishing the performance goals for such awards. The Compensation Committee believes that maintaining the discretion to evaluate the performance of our management is an important part of its responsibilities and inures to the benefit of our stockholders. The Compensation Committee, however, intends to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

  CEO Compensation

     The Committee established Dr. Reilly's base salary at $325,000, which approximates the median level of CEOs at comparable companies in the Boston area. As of December 31, 2000, Dr. Reilly had beneficial ownership of 326,241 shares of stock (including 325,241 shares of which he has a right to receive pursuant to presently exercisable options).

  Conclusion

     The Compensation Committee believes these executive compensation policies serve the interests of the stockholders and the Company effectively. The Committee believes that the various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the stockholders' benefit.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                THOMAS A. MOORE
                                GARY L. CROCKER
                                 JOHN GAROFALO

EXECUTIVE COMPENSATION

     The following table summarizes all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the years ended December 31, 1998, 1999 and 2000, by our Chief Executive Officer and our three other most highly compensated executive officers who received in excess of $100,000 in salary and bonus from the Company during 2000 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                      ANNUAL COMPENSATION          ------------
                                                --------------------------------    SECURITIES
                                       FISCAL                       OTHER ANNUAL    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR     SALARY    BONUS    COMPENSATION    OPTIONS(#)    COMPENSATION
---------------------------            ------   --------   ------   ------------   ------------   ------------
Philip R. Reilly.....................   2000    $301,250   $    0      $5,400(1)           0        $   253(4)
  Chief Executive Officer               1999    $ 19,167   $    0      $    0        740,000        $     0
                                        1998    $      0   $    0      $    0         50,000        $81,500(2)

Kenneth S. Kornman...................   2000    $273,964   $9,310      $7,200(1)           0        $77,807(3)
  President and Chief Scientific        1999    $148,020   $    0      $    0         53,750        $ 2,720(4)
  Officer                               1998    $163,281   $    0      $    0         40,281        $ 2,720(4)

Fenel M. Eloi(5).....................   2000    $105,625   $    0      $    0        200,000        $   107(4)
  Chief Operating Officer, Chief        1999    $      0   $    0      $    0              0        $     0
  Financial Officer, Secretary          1998    $      0   $    0      $    0              0        $     0
  and Treasurer
Paul (Kip) M. Martha(6)..............   2000    $ 23,000   $    0      $    0        200,000        $    30(4)
  Chief Medical Officer                 1999    $      0   $    0      $    0              0        $     0
                                        1998    $      0   $    0      $    0              0        $     0

---------------
(1) Represents auto allowances paid to Drs. Reilly and Kornman.

(2) Represents consulting fees paid by the Company to Dr. Reilly before his appointment as Chief Executive Officer.

(3) Represents moving expenses paid for by the Company on behalf of Dr. Kornman in the amount of $74,932 and life insurance premiums in the amount of $2,875 paid for by the Company.

(4) Represents life insurance premiums paid for by the Company.

(5) Mr. Eloi was appointed Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer effective June 19, 2000.

(6) Dr. Martha was appointed Chief Medical Officer on November 20, 2000.

STOCK OPTION GRANTS IN FISCAL 2000

     The following table provides certain information related to options granted by the Company to the named executive officers during fiscal 2000.

                                                 INDIVIDUAL GRANTS
                                      ----------------------------------------
                                                                 % OF TOTAL
                                            NUMBER OF          OPTIONS GRANTED    EXERCISE OR
                                      SECURITIES UNDERLYING     TO EMPLOYEES      BASE PRICE     EXPIRATION
NAME                                   OPTIONS GRANTED(#)      IN FISCAL 2000       ($/SH)          DATE
----                                  ---------------------    ---------------    -----------    ----------
Fenel M. Eloi(1)....................         105,828                25.8              3.75         6/19/10
                                              94,172                23.0            4.7195         6/19/10
Paul (Kip) M. Martha(2).............         113,514                27.7              4.63        11/20/10
                                              86,486                21.7              3.75        11/20/10

---------------
(1) Mr. Eloi received an aggregate of 48.8% of all option grants to employees in 2000.

(2) Dr. Martha received an aggregate of 48.8% of all option grants to employees in 2000.

     There were no other grants to executive officers during 2000.

AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND FISCAL YEAR-END OPTION VALUES

     The following table provides information related to options exercised by the named executive officers of the Company during fiscal 2000 and the number and value of options held at fiscal year end.

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                             SHARES                         UNDERLYING UNEXERCISED         IN-THE-MONEY-OPTIONS
                            ACQUIRED                         OPTIONS AT FY-END(#)             AT FY-END($)(1)
                           UPON OPTION       VALUE        ---------------------------   ---------------------------
NAME                       EXERCISE(#)   REALIZED($)(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   --------------   -----------   -------------   -----------   -------------
Philip R. Reilly.........    37,000          73,938         325,241        427,759        462,513        361,675
Kenneth S. Kornman.......         0               0          94,031              0         77,184              0
Fenel M. Eloi............         0               0          20,000        180,000              0              0
Paul (Kip) M. Martha.....         0               0               0        200,000              0              0

---------------
(1) Represents the product of (a) the number of shares underlying options granted multiplied by (b) the difference between (i) the fair market value of Common Stock on December 31, 2000 ($3.1875), and (ii) the exercise price of the options.

(2) Represents the number of shares exercised multiplied by the difference between the exercise price and the fair market value of the Common Stock on December 31, 2000 ($3.1875).

EMPLOYMENT AGREEMENTS AND CHANGE-OF-CONTROL ARRANGEMENTS

     In December 1999, the Company entered into an employment agreement with Kenneth S. Kornman which provides for a three-year initial term. This employment agreement is subject to early termination by Dr. Kornman upon one (1) month's prior written notice and by the Company with cause. The employment agreement provides for a minimum base salary of $276,250 per year.

     In April 2000, the Company entered into an employment agreement with Dr. Philip R. Reilly which provides for a minimum annual base salary of $325,000 and an award of options to purchase 500,000 (awarded in fiscal 1999) shares of Common Stock at a per share exercise price of $2.875. These options vest over a period of 36 months in equal increments commencing December 1, 1999, unless Dr. Reilly's employment is terminated prior to expiration of such 36 month period. This employment agreement is terminable by Dr. Reilly upon one (1) month's prior written notice and by the Company with cause.

     In June 2000, the Company entered into an employment agreement with Fenel Eloi which provides for a minimum annual base salary of $195,000 and an award of options to purchase 200,000 shares of Common Stock at per share exercise prices of $3.175 and $4.72. These options vest over a period of 48 months unless Mr. Eloi's employment is terminated prior to the end of the 48 month period. This employment agreement is terminable by Mr. Eloi upon one (1) month's prior written notice and by the Company with cause.

     In November 2000, the Company entered into an employment agreement with Dr. Paul (Kip) Martha which provides for a minimum annual base salary of $195,000 and an award of options to purchase 200,000 shares of Common Stock at per share exercise prices of $3.75 and $4.63. These options vest over a period of 48 months unless Dr. Martha's employment is terminated prior to the end of the 48 month period. This employment agreement is terminable by Dr. Martha upon one (1) month's prior written notice and by the Company with cause.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is currently comprised of Thomas A. Moore, Gary
L. Crocker and John Garofalo. None of our executive officers serve on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. There is no family relationship between or among the Directors and Executive Officers.

PERFORMANCE GRAPH

     Our Common Stock has been traded publicly since November 26, 1997. Prior to such date, there was no established market for our Common Stock. The following Performance Graph compares the Company's cumulative total stockholder return on its Common Stock from November 26, 1997, through December 31, 2000, to the NASDAQ Stock Market Index and to the Hambrecht & Quist Biotechnology Index over the same period. The following graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Exchange Act or to the liabilities of Section 18 under the Exchange Act.

                COMPARISON OF 37 MONTH CUMULATIVE TOTAL RETURN*
                       AMONG INTERLEUKIN GENETICS, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                  AND THE JP MORGAN H & Q BIOTECHNOLOGY INDEX

                    COMPARISON CUMULATIVE TOTAL RETURN INDEX

                            CUMULATIVE TOTAL RETURN

---------------------------------------------------------------------------------
                             11/26/97     12/97      12/98      12/99      12/00
---------------------------------------------------------------------------------
 Interleukin Genetics,
  Inc.                       100.00       62.50      11.11      69.10      35.42
 Nasdaq Stock Market
  (U.S.)                     100.00       98.65     139.12     258.53     155.55
 JP Morgan H & Q
  Biotechnology              100.00       98.90     150.60     321.92     346.10

* $100 INVESTED ON 11/26/97 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that our directors, executive officers and persons who own more than 10 percent of a registered class of the Company's equity securities file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10 percent stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of the
Section 16(a) reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its directors and executive officers were complied with, with the exception of the following: Gary Crocker filed a Form 5 late reporting option grants in 1999; Paul Martha and John Garofalo each filed a Form 3 late; Thomas A. Moore reported late an option granted in July 1999; and Dr. Reilly reported late two option exercises occurring in May 2000.

                              CERTAIN TRANSACTIONS

     The Company did not have any transactions in 2000 with any of its executive officers or directors having a value of $60,000 or greater.

                       PROPOSALS FOR NEXT ANNUAL MEETING

     The deadline for submission of stockholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), for inclusion in the Company's proxy statement for its 2002 Annual Meeting of Stockholders is January 10, 2002. After April 16, 2002, notice to the Company of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely, and the person named in proxies solicited by the Board of Directors of the Company for its 2002 Annual Meeting of Stockholders may exercise discretionary authority voting power with respect to any such proposal as to which the Company does not receive timely notice.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, management does not intend to present any other items of business and is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their best judgment on such matters.

                                          By order of the Board of Directors,

                                          PHILIP R. REILLY
                                          Chairman of the Board and Chief
                                          Executive Officer

Waltham, Massachusetts
May 17, 2001

                                                                      APPENDIX A

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. AUDIT COMMITTEE PURPOSE

     The Audit Committee is appointed by the Board of Directors to assist in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     - Monitor the independence and performance of the Company's independent auditors and internal auditing department.

     - Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

     Audit Committee members shall meet the requirements of the NASD Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designed or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

  Review Procedures

     1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     2. Review the Company's annual audited financial statements prior to filing and distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

     3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting process and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

     4. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

  Independent Auditors

     5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     6. Approve the fees and other significant compensation to be paid to the independent auditors.

     7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

     8. Review the independent auditors audit plan -- discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

     9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     11. Annually prepare a report to stockholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     12. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     13. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

  Other Optional Charter Disclosures

     14. Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

     15. Periodically perform self-assessment of audit committee performance.

     16. Review financial and accounting personnel succession planning within the company.

     17. Annually review policies and procedures as well as audit results associated with directors' and officers expense accounts and perquisites. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

                           INTERLEUKIN GENETICS, INC.
            PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- JUNE 15, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          Please mark, sign, date and return in the enclosed envelope.

    The undersigned stockholder of Interleukin Genetics, Inc. (the "Company") hereby appoints Kenneth S. Kornman and Philip R. Reilly, or each of them, proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held on Friday, June 15, 2001, at 10:00 a.m., Eastern Time, at the Company's executive offices, located at 135 Beaver Street, Waltham, Massachusetts and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present:

    1. ELECTION OF DIRECTORS

        [ ]  FOR                                            [ ]  WITHHOLD AUTHORITY
          all nominees listed below                           to vote for all nominees listed below
          (except as marked below)

                   Philip R. Reilly            John Garofalo

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, DRAW A
              LINE THROUGH OR STRIKE OUT THAT NOMINEE'S NAME AS SET FORTH ABOVE.
    2. TO CONSIDER AND ACT UPON A PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

    3. To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof; all as more particularly described in the Proxy Statement dated May 17, 2001, relating to such meeting, receipt of which is hereby acknowledged.
                 (Continued, and to be signed on reverse side)

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees listed in Proposal 1, FOR Proposal 2 and, at the discretion of the proxies, upon such other business as may properly come before the Annual Meeting.

                                              ----------------------------------
                                                  Signature of Stockholder(s)

                                              ----------------------------------
                                                 Signature of Stockholder(s)

                                              Please sign your name exactly as
                                              it appears hereon. Joint owners
                                              must each sign. When signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              your full title as it appears
                                              hereon.

                                              Dated  __, 2001.